UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2014

OPHTHOTECH CORPORATION

(Exact Name of Company as Specified in Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, 19th Floor

New York, NY 10119

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code:  (212) 845-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On May 19, 2014, Ophthotech Corporation (the “Company”) entered into a licensing and commercialization agreement (the “Licensing and Commercialization Agreement”) with Novartis Pharma AG. In connection with the entry by the Company into the Licensing and Commercialization Agreement, the Company issued a press release and will host a conference call and audio web cast describing the Licensing and Commercialization Agreement and its material terms on May 19, 2014. The full text of the press release that the Company issued, and the script of the conference call and audio web cast that the Company will host, in connection with its entry into the Licensing and Commercialization Agreement, are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. The conference call is scheduled for May 19, 2014, at 5:00 p.m., Eastern Time. To participate in this conference call, dial 1-888-427-9411 (USA) or 719-325-2354 (International), passcode 9388136 shortly before 5:00 p.m. Eastern Time. A replay of the call will be available from approximately two hours following the live call for two weeks. The replay number is 1-888-203-1112 (USA) or 719-457-0820 (International), passcode 9388136. The audio webcast can be accessed at www.ophthotech.com.

The information in this Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits:

The following exhibits relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Press Release issued by Ophthotech Corporation on May 19, 2014.
99.2	Script of conference call and audio web cast to be hosted by Ophthotech Corporation on May 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPHTHOTECH CORPORATION

Date: May 19, 2014	By:	/s/ Barbara A. Wood
Barbara A. Wood Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Ophthotech Corporation on May 19, 2014.
99.2	Script of conference call and audio web cast to be hosted by Ophthotech Corporation on May 19, 2014.